SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 3, 2007 (June 20, 2007)
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 5.02(c)(1), which is incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers ; Compensatory Arrangements of Certain Officers

(c) (1)Appointment of Chief Financial Officer. On June 20, 2007, the Board of Directors of Zion Oil & Gas, Inc. ("Zion" or the "Company") appointed Martin M. Van Brauman as Chief Financial Officer and Senior Vice President. Mr. Van Brauman's election became effective July 1, 2007. Pending the completion of the agreements surrounding his employment (which are discussed below), in June 2007 Mr. Van Brauman was elected interim Chief Financial Officer of the Company following the resignation on June 1, 2007 of Mr. David Patir, the Company's former Chief Financial Officer.

Since October 2001, Mr. Van Brauman has been in private practice as Lowden Van Brauman LLP, which evolved into Gibson, Wiley, Cho & Van Brauman, PLLC. His areas of practice have involved (i) advising U.S. and foreign corporations on their worldwide tax structures both domestic (federal & state) and foreign and implementing those proposals through corporate and partnership formations, acquisitions, reorganizations, (ii) providing legal and tax consulting on cross-BORDER=0 transactions, (iii) advising on inbound, as well as outbound, U.S. tax issues for foreign corporations, (iv) proposing business models and implementing the execution by the formation, reorganization and conversion of domestic/foreign corporations, partnerships, and other types of business organizations, (v) performing the financial and tax due diligence of U.S. and foreign acquisitions and divestments (reviewing both domestic and foreign tax returns, financial statements and corporate documents and contracts) and (vi) reviewing U.S. tax filings for domestic and foreign corporations. From January 2000 to October 2001, Mr. Van Brauman was a Senior Manager, International Tax Consulting Group, Grant Thornton LLP (National Position), where he advised U.S. and foreign corporations on their worldwide tax structures for global operations, provided legal and tax consulting on cross-BORDER=0 transactions, assisted foreign companies with tax planning and consulting with inbound, as well as outbound, U.S. tax issues, advised on International Tax Controversy work, including Tax Court litigation, and was an Instructor, Grant Thornton International Tax Academy.

In connection with his appointment as Chief Financial Officer and Senior Vice President, on July 2, 2007 the Company and Mr. Van Brauman entered into an employment agreement pursuant to which Mr. Van Brauman will be paid an annual salary of $175,000, payable monthly. The employment agreement has an initial term of one year; thereafter, the employment agreement provides that it is to be renewed automatically for additional one year periods unless either party shall advise the other 90 days before expiration of the initial or renewed term of its intention to not renew the agreement beyond its then scheduled expiration date. Mr. Van Brauman has agreed to defer payment of the salary payable under the agreement for the first six months of the initial term; thereafter, payment of Mr. Van Brauman's salary shall commence as provided in the employment agreement. The employment agreement provides that the salary being deferred is to be paid on July 1, 2008, provided that, at all times thereafter payment of the regular salary and the amount deferred shall be paid based upon the percentage of salary and deferred salary being paid by the Company to all of its other executive officers. Under the employment agreement, Mr. Van Brauman is to devote 75% of his time to the business of the Company. Mr. Van Brauman can terminate the employment agreement and the relationship thereunder at any time upon 60 days' notice. If during the initial term (or any renewal term) the Company were to terminate the agreement or if the Company were to elect to not renew the agreement at the end of the term, in either case for any reason other than "Just Cause" (as defined the employment agreement), then the Company is to pay to Mr. Van Brauman the salary then payable under the agreement through the scheduled expiration of the initial or a renewal term as if the agreement had not been so terminated or not renewed as well as all bonuses and benefits earned and accrued through such date; provided that, if such termination occurs prior to January 1, 2008, then Mr. Van Brauman is to receive the deferred salary through the date of termination. Mr. Van Brauman may also terminate the employment agreement for "Good Reason" (as defined in the employment agreement), whereupon he will be entitled to the same benefits as if the Company had terminated the agreement for any reason other than Just Cause. The agreement also provides that Mr. Van Brauman will be awarded options to purchase 50,000 shares of the Company's common stock under the Company's 2005 Stock Option plan, of which options for 20,000 shares are to vest at then end of the initial term and options for 15,000 shares at the end of each 12 month period thereafter. The options have a per share exercise price of $5.60. In addition, upon entering into the agreement and thereafter on each renewal date (if any), Mr. Van Brauman shall be granted restricted shares of Common Stock of the Company in an amount equal to $25,000 divided by closing price of the stock on the trading day preceding the date of grant (4,463 shares in connection with the initial grant upon the entry into the agreement). The employment agreement also includes certain customary confidentiality and non-solicit provisions that prohibit the executive from soliciting the Company's employees for two years following the termination of his employment.

Between July 2005 and March 2007, Mr. Van Brauman, as a member of Gibson, Wiley, Cho & Van Brauman, PLLC, provided legal services to the Company in connection with its domestic and foreign tax liabilities, contracts and corporate compliance and the Company's recently completed initial public offering. It is anticipated that Mr. Van Brauman will continue, on a limited basis, his private legal practice as a member of the law firm during the periods when his salary is being deferred or is paid at a reduced level.

(2) Appointment of Chief Accounting Officer. On June 20, 2007, the Board of Directors of Zion appointed Ms. Sandra Green, the Company's Director of Planning since March 2005, to the position of Chief Accounting Officer, effective July 1, 2007.

Prior to her joining the Company, from November 1999 until March 2005 Ms. Green was the Accounting Manager for Hunt Properties, Inc., a real estate development company, where she was responsible for overseeing and/or performing the accounting for the corporation and numerous partnerships.  In that position, Ms. Green was also responsible for coordination of insurance coverage and property taxes for all properties/entities.

In connection with her appointment, Ms. Green's salary was increased from $60,000 to $80,000 per annum.

Attached hereto as Exhibit 99.1 is a copy of the press release that the Company issued in connection with these appointments.

Item 9.01(d): Exhibits

Exhibit 99.1 Press Release dated July 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 3, 2007

Zion Oil and Gas, Inc.

By: /s/ William H. Avery

William H. Avery
Vice President, Treasurer and Assistant Secretary